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Exhibit 23.1

CONSENT OF UHY, LLP

        We have issued our report dated March 12, 2010, except for the changes as described in Note 2, 7, 10, 12 and 19 as to which the date is August 9, 2010, with respect to the consolidated financial statements and our report on internal control over financial reporting dated March 12, 2010, except for the effect of the material weakness relating to accounting for derivative financial instruments, as to which the date is August 9, 2010, included in the Annual Report of Geokinetics Inc. on Form 10-K/A for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Geokinetics Inc. on Form S-8 (File No. 333-139894, effective January 9, 2007), Form S-8 (File No. 333-144763, effective July 20, 2007), and Form S-3 (File No. 333-160268, effective August 18, 2009).

/s/ UHY LLP

Houston, Texas

August 9, 2010

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  Exhibit 23.1
CONSENT OF UHY, LLP